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THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - COMPUTATION OF EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share:

(Dollars and shares in thousands)

                                                                 THIRD QUARTER ENDED                NINE MONTHS ENDED
                                                            ------------------------------     ------------------------------
                                                                1998             1997              1998             1997
                                                            -------------    -------------     -------------    -------------
BASIC EARNINGS (LOSS)-PER-SHARE COMPUTATION
Net Income (Loss)                                           $       3,611    $      (5,647)    $       5,636    $      (1,515)
                                                            =============    =============     =============    =============

Average Common Shares Outstanding                                  13,445           13,378            13,429           13,331
                                                            =============    =============     =============    =============

Basic Earnings (Loss) Per Share                             $        0.27    $       (0.42)             0.42    $       (0.11)
                                                            =============    =============     =============    =============


DILUTED EARNINGS (LOSS)-PER-SHARE COMPUTATION
Net Income (Loss)                                           $       3,611    $      (5,647)    $       5,636    $      (1,515)
                                                            =============    =============     =============    =============

Basic Shares Outstanding                                           13,445           13,378            13,429           13,331

Stock Options calculated under the Treasury Stock Method               30                -                84                -
                                                            -------------    -------------     -------------    -------------

Total Shares                                                       13,475           13,378            13,513           13,331
                                                            =============    =============     =============    =============

Diluted Earnings (Loss) Per Share                           $        0.27    $       (0.42)    $        0.42    $       (0.11)
                                                            =============    =============     =============    =============

                                      -11-